Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

Patricia Quaal
(952) 745-2758

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Record Second Quarter Earnings and EPS ($.85, up 9 percent)

SECOND QUARTER HIGHLIGHTS

•                  Record diluted earnings per share of 85 cents, up 9 percent

•                  Record net income of $60.3 million, up 4 percent

•                  Return on average assets of 2.04 percent

•                  Return on average common equity of 25.17 percent

•                  Average Power Assets® increased $792.3 million, or 14 percent, from the second quarter of 2002

•                  Net loan and lease charge-offs were $3.2 million, or .16 percent (annualized) of average loans and leases

•                  Average low-cost checking, savings and money market deposits increased $897.2 million, or 17 percent, from the second quarter of 2002

•                  Increased checking accounts by 33,260, or 10 percent (annualized), to 1,391,854 during the second quarter

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	Change	2003	2002	Change
Net income	$60,291	$57,971	4.0%	$120,418	$114,288	5.4%
Diluted earnings per common share	.85	.78	9.0	1.68	1.53	9.8

Financial Ratios
Return on average assets	2.04%	2.04%		2.02%	2.02%
Return on average common equity	25.17	25.36		24.95	25.05
Net interest margin	4.45	4.76		4.45	4.80

-more-

WAYZATA, MN, July 16, 2003 – TCF Financial Corporation (TCF) (NYSE: TCB) today reported record diluted earnings per share of 85 cents for the 2003 second quarter, up 9 percent from 78 cents for the same period in 2002.  Net income was a record $60.3 million for the second quarter of 2003, up 4 percent from the same period in 2002.  For the second quarter of 2003, return on average assets was 2.04 percent, unchanged from the second quarter of 2002.  Return on average common equity for the second quarter of 2003 was 25.17 percent, compared with 25.36 percent for the same period in 2002.

Chairman’s Statement

“TCF achieved record results in the second quarter of 2003 despite a very difficult and challenging interest rate environment,” said William A. Cooper, Chairman and CEO.

Total Revenue

	Three Months Ended June 30,
($ in thousands)	2003	2002	$ Change	% Change

Net interest income	$119,764	$124,309	$(4,545)	(3.7)%
Fees and other revenue:
Fees and service charges	62,799	57,104	5,695	10.0
Debit card revenue	14,766	11,771	2,995	25.4
ATM revenue	11,242	11,744	(502)	(4.3)
Investments and insurance commissions	3,760	3,435	325	9.5
Total banking fees and other revenue	92,567	84,054	8,513	10.1
Leasing and equipment finance	11,457	11,839	(382)	(3.2)
Mortgage banking (1)	(4,728)	2,826	(7,554)	N.M.
Other	1,707	3,313	(1,606)	(48.5)
Total fees and other revenue	101,003	102,032	(1,029)	(1.0)
Gains on sales of securities available for sale	11,695	—	11,695	100.0
Total non-interest income	112,698	102,032	10,666	10.5
Total revenue	$232,462	$226,341	$6,121	2.7

Net interest margin	4.45%	4.76%
Fees and other revenue as a % of total revenue	43.45	45.08
Fees and other revenue as a % average assets	3.42	3.58

N.M.  Not meaningful.

(1)          Includes $14 million of mortgage servicing rights impairment during the second quarter of 2003.  See “Mortgage Banking” section below for further discussion of mortgage banking revenue.

Net Interest Income

TCF’s net interest income in the second quarter of 2003 was $119.8 million, down $4.5 million, or 4 percent, from the second quarter of 2002 and down $2.6 million, or 2 percent, from the first quarter of 2003.  Net interest margin in the second quarter was 4.45 percent, compared with 4.76 percent last year and was unchanged from the first quarter of 2003.  The decline in both net interest income and net interest margin from the second quarter of 2002 is primarily the result of continued low interest rates and the resulting prepayment and refinancing of higher yielding assets.  During the 2003 second quarter, TCF realized gains on sales of securities of $11.7 million.  “In light of the current interest rate environment, we believe it is better to be a seller rather than a buyer of long-term fixed rate securities.  This strategy will have a negative impact on our net interest income for the rest of this year, but we believe it is the best long-term strategy,” said Cooper. At June 30, 2003, the unrealized gain on TCF’s mortgage-backed securities available for sale portfolio was $52.3 million. At June 30, 2003, TCF had $1.7 billion of long-term Federal Home Loan Bank (“FHLB”) advances  with a weighted-average interest rate of 5.38 percent, which will mature through the end of 2011. See “Long-term Borrowings” table at the end of this release. TCF may, from time to time, sell mortgage-backed securities and restructure long-term borrowings.

Interest Rate Risk

TCF’s one-year interest rate gap (the difference between interest-earning assets and interest-bearing liabilities repricing or maturing within the next twelve months) was a positive $1.1 billion, or 9 percent of total assets, at June 30, 2003, unchanged from December 31, 2002.   Although the one-year interest rate gap is subject to a number of assumptions and is only one of a number of interest rate risk measurements, TCF believes the interest rate gap is an important indication of its exposure to interest rate risk.  The positive one-year interest rate gap is largely the result of the current low interest rate environment in which TCF and the banking industry as a whole are experiencing record high levels of prepayments of higher-yielding mortgage-backed securities, residential real estate loans and fixed-rate consumer and commercial real estate loans. Also impacting the one-year interest rate gap is significant current customer demand for variable-rate consumer and commercial loan products, in addition to the growth in deposits, which reduces TCF's reliance on variable-rate borrowings.

Non-interest Income

Total non-interest income was $112.7 million for the second quarter of 2003, up $10.7 million, or 10 percent, from the 2002 second quarter.  Banking fees and other revenue increased $8.5 million, or 10 percent, during the quarter as a result of TCF’s expanding branch network and customer base.  Leasing and equipment finance revenue was $11.5 million for the second quarter of 2003, down slightly from the same period of 2002.  Leasing and equipment finance revenues fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.  Mortgage banking revenue decreased $7.6 million and was a negative $4.7 million in the second quarter of 2003, compared with revenue of $2.8 million for the same 2002 period. Decreased mortgage banking revenue resulted from a $17.6 million increase in amortization and impairment of mortgage servicing rights caused by increased actual and expected mortgage loan prepayments.

In May 2003, VISA®, USA announced it had agreed to settle class action lawsuits brought by various retail merchants.  Although TCF was not a party to this litigation, the VISA settlement will have an adverse affect on TCF’s debit card income beginning in August of 2003 as debit card interchange rates will be reduced. Assuming that the minimum reduction in debit card interchange rates reported to be part of the settlement was effective during the first six months of 2003, and there were no changes in transaction volumes, TCF’s debit card revenue would have been reduced by approximately $3.9 million and $7.3 million, for the second quarter and first six months of 2003, respectively.

New Branch Expansion

TCF opened one new traditional branch in Michigan during the second quarter of 2003.  TCF has now opened 224 new branches since January 1998—these branches comprise 57 percent of all TCF branches.

TCF currently has 391 branches, including 240 full service branches in supermarkets and has new branches under development in each of its markets.  TCF plans to open 19 more new branches during the remainder of 2003, consisting of 16 traditional branches and three supermarket branches.

(# of branches)	At June 30, 2003	At June 30, 2002	At December 31, 1997

Minnesota	96	90	75
Illinois	188	182	47
Wisconsin	34	33	28
Michigan	53	54	60
Colorado	15	14	7
Indiana	5	5	0
	391	378	217

Power Assets®

TCF’s Power Asset lending operations continue to generate strong growth.  “Our consumer home equity lending continued its strong growth in the second quarter of 2003,” said Cooper. “We’re also pleased to report that our leasing assets are up $75.2 million, or 8 percent.”  TCF’s consumer loan average balances increased $575.6 million, or 22 percent, and commercial real estate loan average balances have increased $117.6 million, or 7 percent, from the second quarter of 2002.

	Average Balances for the Three Months Ended June 30,
($ in thousands)	2003	2002	$ Change	% Change
Loans and leases*:
Consumer	$3,203,226	$2,627,616	$575,610	21.9%
Commercial real estate	1,848,055	1,730,419	117,636	6.8
Commercial business	467,368	443,596	23,772	5.4
Leasing and equipment finance	1,061,315	986,082	75,233	7.6
Power Assets	$6,579,964	$5,787,713	$792,251	13.7

* Excludes residential real estate loans and loans held for sale.

Power Liabilities®

“We have demonstrated over time that we can consistently grow our checking account base—a cornerstone for developing customer relationships.  Despite increased competition, TCF continued to increase its checking account base in the second quarter of 2003 by 33,260 accounts, or 10 percent (annualized), in the second quarter and 53,500 accounts year-to-date to 1,391,854,” said Cooper. Average Power Liabilities totaled $7.9 billion for the second quarter of 2003, with an average rate paid on these deposits of .78 percent, down 59 basis points from the same period in 2002.  In this low interest rate environment, TCF continued to experience a decline in certificates of deposit, as other lower-cost funding sources were available to TCF.

	Average Balances and Rates for the Three Months Ended June 30,
($ in thousands)	2003	2002	$ Change		% Change
Checking	$3,041,711	$2,651,200	$390,511		14.7%
Savings	2,154,317	1,613,791	540,526		33.5
Money market	897,154	930,961	(33,807)		(3.6)
Subtotal	6,093,182	5,195,952	897,230		17.3
Certificates	1,825,466	2,181,326	(355,860)		(16.3)
Power Liabilities	$7,918,648	$7,377,278	$541,370		7.3

Number of checking accounts, period-end	1,391,854	1,313,911	77,943		5.9
Average rate on deposits	.78%	1.37%	(59	)bps	N/A

N/A Not applicable.

Supermarket Banking

TCF remains the fourth largest supermarket banking franchise in the country and now has 240 full-service supermarket branches.  “Our supermarket branches are consistent performers, generating 12 percent growth in deposits, a 9 percent increase in fee income and a 19 percent net gain in average consumer loans,” said Cooper.  Total supermarket banking fees and other revenue for the second quarter of 2003 were $44.9 million, an increase of $3.7 million, or 9 percent, over the second quarter of 2002 driven by an increase of over 50,000 deposit accounts during the past twelve months.

	At or For the Quarter Ended June 30,
($ in thousands)	2003	2002	$ Change		% Change
Number of branches (period-end)	240	238	2.8%
Number of deposit accounts (period-end)	844,103	793,471	50,632		6.4
Average Deposits:
Checking	$770,472	$657,136	$113,336		17.2
Savings	496,819	388,319	108,500		27.9
Money market	109,151	123,842	(14,691)		(11.9)
Subtotal	1,376,442	1,169,297	207,145		17.7
Certificates	213,404	251,216	(37,812)		(15.1)
Total Power Liabilities	$1,589,846	$1,420,513	$169,333		11.9

Average rate on deposits	.56%	1.22%	(66	)bps	N/A
Average consumer loans outstanding	$391,168	$328,570	$62,598		19.1
Total fees and other revenue	44,937	41,258	3,679		8.9

N/A Not applicable.

Non-interest Expense

Non-interest expense totaled $136.7 million for the 2003 second quarter, a 3 percent increase from the 2002 second quarter.  The increase was primarily due to higher levels of mortgage banking production and prepayment activity, additional advertising and promotions expense focused on the expansion and retention of TCF’s deposit customer base, and costs associated with de novo expansion.

	Three Months Ended June 30,
($ in thousands)	2003	2002	$ Change	% Change

Compensation and employee benefits	$73,807	$72,885	$922	1.3%
Occupancy and equipment	21,531	20,531	1,000	4.9
Advertising and promotions	6,443	5,803	640	11.0
Deposit account losses	4,241	3,840	401	10.4
Other	30,711	29,071	1,640	5.6
Total non-interest expense	$136,733	$132,130	$4,603	3.5

Credit Quality

At June 30, 2003, TCF’s allowance for loan and lease losses totaled $77.7 million, or .96 percent of loans and leases, compared with $77.8 million, or .97 percent, at March 31, 2003.  The provision for credit losses for the second quarter for 2003 was $3.1 million, down from $4.7 million in the same period in 2002, reflecting the decline in net charge-offs and non-accrual loans and leases.  Net loan and lease charge-offs were $3.2 million, or .16 percent (annualized) of average loans and leases, in the 2003 second quarter, down from $5 million, or .25 percent (annualized), respectively in the second quarter of 2002. “TCF’s credit quality was outstanding in the second quarter of 2003, reflecting once again our emphasis on secured lending,” said Cooper.  Leasing and equipment finance net charge-offs were $2 million, or .76 percent (annualized) of related average loans and leases, during the 2003 second quarter, down from $2.2 million, or .90 percent (annualized), for the 2002 second quarter.  At June 30, 2003, TCF’s over-30-day delinquency rate was .56 percent, up from .49 percent at March 31, 2003.  Non-accrual loans and leases were $39.6 million, or .49 percent of net loans and leases, at June 30, 2003, compared with $41 million, or .51 percent, at March 31, 2003.  Total non-performing assets were $64.4 million, or .55 percent of total assets, at June 30, 2003, down from $67.5 million, or .56 percent, at March 31, 2003.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2003	2002	2003	2002
Allowance for loan and lease losses:
Balance at beginning of period	$77,813	$75,456	$77,008	$75,028
Net (charge-offs) recoveries:
Consumer	(457)	(938)	(1,502)	(1,853)
Commercial real estate	20	(1,630)	18	(2,069)
Commercial business	(781)	(195)	(697)	(5,191)
Leasing and equipment finance	(2,024)	(2,229)	(2,995)	(4,607)
Residential real estate	(2)	4	27	6
Total	(3,244)	(4,988)	(5,149)	(13,714)
Provision for credit losses	3,127	4,714	5,837	13,868
Balance at end of period	$77,696	$75,182	$77,696	$75,182

Allowance for loan and lease losses as a percentage of total loans and leases	.96%	.92%	.96%	.92%

Annualized net loan and lease charge-offs as a percentage of average total loans and leases	.16%	.25%	.13%	.34%

Mortgage Banking

TCF’s mortgage banking operations funded $990.4 million in loans during the second quarter of 2003, up from $481.7 million in the second quarter of 2002, primarily reflecting continued increased levels of refinance activity.  Mortgage banking revenue decreased $7.6 million and was a negative $4.7 million in the second quarter of 2003, compared with revenue of $2.8 million for the same 2002 period.  The decline in mortgage banking revenue resulted from impairment of mortgage servicing rights of $14 million and higher amortization of servicing rights, as TCF continued to experience strong refinance activity and record high prepayments in the servicing portfolio.  The increased amortization and impairment was partially offset by the increased loan production activity and the related increase of $9.1 million in gains on sales of loans.  TCF’s third party servicing portfolio was $5.3 billion at June 30, 2003, an increase of $55 million, or 1.1 percent, from June 30, 2002.  The related capitalized mortgage servicing rights asset was $41.4 million at June 30, 2003, or .78 percent of the servicing portfolio, down from $65.8 million, or 1.26 percent of the servicing portfolio at June 30, 2002.

	At June 30,
($ in thousands)	2003		2002		$ Change	% Change

Third-party servicing portfolio	$5,291,774		$5,236,658		$55,116	1.1%
Weighted average note rate	6.27%		6.98%			(71	)bps
Mortgage applications in process	$978,768		$427,857		$550,911	128.8%
Mortgage servicing rights	$41,379		$65,835		$(24,456)	(37.1)
• As a percentage of servicing portfolio	.78%		1.26%			(48	)bps
• As a multiple of service fees	2.4	X	3.8	X

	Three Months Ended June 30,
($ in thousands)	2003	2002	$ Change	% Change

Servicing income	$5,363	$4,845	$518	10.7%
Less mortgage servicing:
Amortization	8,345	4,757	3,588	75.4
Impairment	14,000	—	14,000	N.M.
Subtotal	22,345	4,757	17,588	N.M.
Net servicing income (loss)	(16,982)	88	(17,070)	N.M.
Gains on sales of loans	10,963	1,895	9,068	N.M.
Other income	1,291	843	448	53.1
Total mortgage banking	$(4,728)	$2,826	$(7,554)	N.M.

N.M.  Not meaningful.

Income Taxes

TCF’s income tax expense was $32.3 million for the second quarter of 2003, or 34.9% of income before income tax expense, compared with $31.5 million, or 35.2% of income before income tax expense, for the comparable 2002 period.

Capital

TCF repurchased 1,543,153 shares of its common stock during the 2003 second quarter at an average cost of $39.35 per share.  TCF has 1.3 million shares remaining in its stock repurchase program authorized by its Board of Directors.  Since 1997, TCF has repurchased 24 million shares of its stock, at an average cost of $32.52 per share.

($ in thousands, except per-share data)	At June 30, 2003		At December 31, 2002

Stockholders’ equity	$952,069		$977,020
Tangible equity	$799,867		$823,985
Stockholders’ equity to total assets	8.06%		8.01%
Tangible equity to total assets	6.77%		6.75%
Book value per common share	$13.30		$13.23
Tangible book value per common share	$11.17		$11.16

Total risk-based capital	$843,662	10.88%	$850,694	10.95%
Total risk-based capital requirement	$620,317	8.00%	$621,657	8.00%

Website Information

A live webcast of TCF’s conference call to discuss second quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on July 16, 2003 at 10:00 a.m., CDT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $11.8 billion in assets.  TCF has more than 390 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, mortgage banking, brokerage, and investments and insurance sales.

Forward-looking Information

This earnings release contains “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios; technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage banking business, which could adversely affect earnings; results of litigation, including reductions in debit card revenues resulting from settlement of litigation brought by Wal-Mart against VISA®, USA, or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and periodic reports on Forms 10-Q, 10-K and 8-K for additional important information about the Company.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended June 30,
	2003	2002	$ Change	% Change
Interest income:
Loans and leases	$129,554	$148,711	$(19,157)	(12.9)%
Securities available for sale	27,483	28,543	(1,060)	(3.7)
Loans held for sale	5,788	5,216	572	11.0
Investments	1,179	1,764	(585)	(33.2)
Total interest income	164,004	184,234	(20,230)	(11.0)
Interest expense:
Deposits	15,512	25,324	(9,812)	(38.7)
Borrowings	28,728	34,601	(5,873)	(17.0)
Total interest expense	44,240	59,925	(15,685)	(26.2)
Net interest income	119,764	124,309	(4,545)	(3.7)
Provision for credit losses	3,127	4,714	(1,587)	(33.7)
Net interest income after provision for credit losses	116,637	119,595	(2,958)	(2.5)
Non-interest income:
Fees and service charges	62,799	57,104	5,695	10.0
Debit card revenue	14,766	11,771	2,995	25.4
ATM revenue	11,242	11,744	(502)	(4.3)
Investments and insurance commissions	3,760	3,435	325	9.5
Subtotal	92,567	84,054	8,513	10.1
Leasing and equipment finance	11,457	11,839	(382)	(3.2)
Mortgage banking	(4,728)	2,826	(7,554)	N.M.
Other	1,707	3,313	(1,606)	(48.5)
Fees and other revenue	101,003	102,032	(1,029)	(1.0)
Gains on sales of securities available for sale	11,695	—	11,695	100.0
Total non-interest income	112,698	102,032	10,666	10.5
Non-interest expense:
Compensation and employee benefits	73,807	72,885	922	1.3
Occupancy and equipment	21,531	20,531	1,000	4.9
Advertising and promotions	6,443	5,803	640	11.0
Other	34,952	32,911	2,041	6.2
Total non-interest expense	136,733	132,130	4,603	3.5
Income before income tax expense	92,602	89,497	3,105	3.5
Income tax expense	32,311	31,526	785	2.5
Net income	$60,291	$57,971	$2,320	4.0

Net income per common share:
Basic	$.85	$.78	$.07	9.0
Diluted	$.85	$.78	$.07	9.0

Dividends declared per common share	$.325	$.2875	$.0375	13.0

Average common and common equivalent shares outstanding:
Basic	70,779	73,966	(3,187)	(4.3)
Diluted	71,010	74,315	(3,305)	(4.4)

N.M.  Not meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per-share data)
(Unaudited)

	Six Months Ended June 30,
	2003	2002	$ Change	% Change
Interest income:
Loans and leases	$261,275	$300,462	$(39,187)	(13.0)%
Securities available for sale	61,247	53,134	8,113	15.3
Loans held for sale	11,014	11,536	(522)	(4.5)
Investments	2,582	3,473	(891)	(25.7)
Total interest income	336,118	368,605	(32,487)	(8.8)
Interest expense:
Deposits	33,989	49,824	(15,835)	(31.8)
Borrowings	59,953	69,948	(9,995)	(14.3)
Total interest expense	93,942	119,772	(25,830)	(21.6)
Net interest income	242,176	248,833	(6,657)	(2.7)
Provision for credit losses	5,837	13,868	(8,031)	(57.9)
Net interest income after provision for credit losses	236,339	234,965	1,374.6
Non-interest income:
Fees and service charges	117,213	104,651	12,562	12.0
Debit card revenue	27,999	22,001	5,998	27.3
ATM revenue	21,657	22,544	(887)	(3.9)
Investments and insurance commissions	7,280	6,667	613	9.2
Subtotal	174,149	155,863	18,286	11.7
Leasing and equipment finance	25,064	26,635	(1,571)	(5.9)
Mortgage banking	(5,158)	6,484	(11,642)	N.M.
Other	3,783	8,099	(4,316)	(53.3)
Fees and other revenue	197,838	197,081	757.4
Gains on sales of securities available for sale	32,832	6,044	26,788	N.M.
Gains (losses) on termination of debt	(6,576)	—	(6,576)	(100.0)
Gains on sales of branches	—	1,962	(1,962)	(100.0)
Other non-interest income	26,256	8,006	18,250	N.M.
Total non-interest income	224,094	205,087	19,007	9.3
Non-interest expense:
Compensation and employee benefits	150,406	145,177	5,229	3.6
Occupancy and equipment	43,130	40,793	2,337	5.7
Advertising and promotions	12,796	11,133	1,663	14.9
Other	69,151	66,449	2,702	4.1
Total non-interest expense	275,483	263,552	11,931	4.5
Income before income tax expense	184,950	176,500	8,450	4.8
Income tax expense	64,532	62,212	2,320	3.7
Net income	$120,418	$114,288	$6,130	5.4

Net income per common share:
Basic	$1.69	$1.53	$.16	10.5
Diluted	$1.68	$1.53	$.15	9.8

Dividends declared per common share	$.65	$.575	$.075	13.0

Average common and common equivalent shares outstanding:
Basic	71,400	74,460	(3,060)	(4.1)
Diluted	71,649	74,815	(3,166)	(4.2)

N.M.  Not meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At June 30, 2003	At December 31, 2002	At June 30, 2002	% Change from
				December 31, 2002	June 30, 2002

ASSETS

Cash and due from banks	$419,228	$416,397	$367,810.7%		14.0%
Investments	123,102	153,722	154,068	(19.9)	(20.1)
Securities available for sale	1,980,830	2,426,794	1,965,664	(18.4)	.8
Loans held for sale	577,367	476,475	337,531	21.2	71.1
Loans and leases:
Consumer	3,299,688	3,005,882	2,700,670	9.8	22.2
Commercial real estate	1,850,958	1,835,788	1,749,470.8		5.8
Commercial business	475,299	440,074	428,244	8.0	11.0
Leasing and equipment finance	1,079,224	1,039,040	1,001,223	3.9	7.8
Subtotal	6,705,169	6,320,784	5,879,607	6.1	14.0
Residential real estate	1,393,183	1,800,344	2,249,365	(22.6)	(38.1)
Total loans and leases	8,098,352	8,121,128	8,128,972	(.3)	(.4)
Allowance for loan and lease losses	(77,696)	(77,008)	(75,182)	.9	3.3
Net loans and leases	8,020,656	8,044,120	8,053,790	(.3)	(.4)
Premises and equipment	258,171	243,452	228,396	6.0	13.0
Goodwill	145,462	145,462	145,462	—	—
Deposit base intangibles	6,740	7,573	8,408	(11.0)	(19.8)
Mortgage servicing rights	41,379	62,644	65,835	(33.9)	(37.1)
Other assets	234,829	225,430	200,387	4.2	17.2
	$11,807,764	$12,202,069	$11,527,351	(3.2)	2.4

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,194,545	$2,864,896	$2,755,266	11.5	15.9
Savings	2,131,510	2,041,723	1,728,580	4.4	23.3
Money market	908,392	884,614	913,659	2.7	(.6)
Subtotal	6,234,447	5,791,233	5,397,505	7.7	15.5
Certificates	1,745,290	1,918,755	2,159,121	(9.0)	(19.2)
Total deposits	7,979,737	7,709,988	7,556,626	3.5	5.6
Short-term borrowings	546,118	842,051	418,131	(35.1)	30.6
Long-term borrowings	1,959,921	2,268,244	2,284,002	(13.6)	(14.2)
Total borrowings	2,506,039	3,110,295	2,702,133	(19.4)	(7.3)
Accrued expenses and other liabilities	369,919	404,766	348,504	(8.6)	6.1
Total liabilities	10,855,695	11,225,049	10,607,263	(3.3)	2.3
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 92,536,817; 92,638,937 and 92,650,669 shares issued	925	926	927	(.1)	(.2)
Additional paid-in capital	517,373	518,813	518,181	(.3)	(.2)
Retained earnings, subject to certain restrictions	1,185,261	1,111,955	1,036,472	6.6	14.4
Accumulated other comprehensive income	33,359	46,102	23,183	(27.6)	43.9
Treasury stock at cost, 20,942,932; 18,783,051 and 17,660,345 shares, and other	(784,849)	(700,776)	(658,675)	12.0	19.2
Total stockholders’ equity	952,069	977,020	920,088	(2.6)	3.5
	$11,807,764	$12,202,069	$11,527,351	(3.2)	2.4

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Allowance for loan and lease losses:

	At or For the Six Months Ended June 30, 2003				At or For the Year Ended December 31, 2002
		Allowance as a % of Portfolio	Net Charge-offs (Recoveries) (1)			Allowance as a % of Portfolio	Net Charge-offs
	Allowance		$	%	Allowance		$	%
Consumer	$9,139.28%		$1,502.10%		$8,532.28%		$3,974.15%
Commercial real estate	24,861	1.34	(18)	—	22,176	1.21	2,138.12
Commercial business	12,437	2.62	697.31		15,910	3.62	5,898	1.35
Leasing and equipment finance	13,988	1.30	2,995.57		12,881	1.24	7,966.80
Unallocated	16,139	n/a	—	n/a	16,139	n/a	—	n/a
Subtotal	76,564	1.14	5,176.16		75,638	1.20	19,976.34
Residential real estate	1,132.08		(27)	—	1,370.08		50	—
Total	$77,696.96		$5,149.13		$77,008.95		$20,026.25

Non-performing assets:

	At June 30, 2003	At March 31, 2003	At December 31, 2002	$ Change from
				March 31, 2003	December 31, 2002

Non-accrual loans and leases:
Consumer	$12,415	$11,496	$11,163	$919	$1,252
Commercial real estate	2,945	2,984	3,213	(39)	(268)
Commercial business	3,390	4,642	4,777	(1,252)	(1,387)
Leasing and equipment finance, net	15,075	15,664	17,127	(589)	(2,052)
Residential real estate	5,028	5,501	5,798	(473)	(770)
Total non-accrual loans and leases, net	38,853	40,287	42,078	(1,434)	(3,225)
Non-recourse discounted lease rentals	699	700	1,562	(1)	(863)
Total non-accrual loans and leases, gross	39,552	40,987	43,640	(1,435)	(4,088)
Other real estate owned:
Residential real estate	17,889	17,458	16,479	431	1,410
Commercial real estate	6,919	9,042	10,093	(2,123)	(3,174)
Total other real estate owned	24,808	26,500	26,572	(1,692)	(1,764)
Total non-performing assets, gross	$64,360	$67,487	$70,212	$(3,127)	$(5,852)

Total non-performing assets, net	$63,661	$66,787	$68,650	$(3,126)	$(4,989)

Delinquency data (2):

	At June 30, 2003		At March 31, 2003		At December 31, 2002
	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio
Consumer	$22,827.69%		$18,255.58%		$19,067.64%
Commercial real estate	102.01		548.03		6,835.37
Commercial business	133.03		611.14		555.13
Leasing and equipment finance	12,123	1.14	10,416	1.01	10,159	1.00
Residential real estate	10,204.74		9,503.61		9,708.54
Total	$45,389.56		$39,333.49		$46,324.57

Potential Problem Loans (3):

	At June 30, 2003	At March 31, 2003	At December 31, 2002	$ Change from
(Dollars in thousands)				March 31, 2003	December 31, 2002
Consumer	$4,500	$4,500	$4,500	$—	$—
Commercial real estate	23,216	29,522	30,132	(6,306)	(6,916)
Commercial business	20,412	27,092	33,408	(6,680)	(12,996)
Leasing and equipment finance	22,481	18,284	15,314	4,197	7,167
	$70,609	$79,398	$83,354	$(8,789)	$(12,745)

(1)         Annualized.

(2)         Excludes non-accrual loans and leases.

(3)         Consists of loans and leases classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in Thousands)
(Unaudited)

	Three Months Ended June 30,
	2003			2002
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)

ASSETS

Investments	$123,028	$1,179	3.83%	$154,313	$1,764	4.57%
Securities available for sale	2,032,384	27,483	5.41	1,774,182	28,543	6.44
Loans held for sale	534,435	5,788	4.33	369,649	5,216	5.64
Loans and leases:
Consumer	3,203,226	53,221	6.65	2,627,616	51,310	7.81
Commercial real estate	1,848,055	27,865	6.03	1,730,419	29,714	6.87
Commercial business	467,368	5,081	4.35	443,596	5,915	5.33
Leasing and equipment finance	1,061,315	20,386	7.68	986,082	21,510	8.73
Subtotal	6,579,964	106,553	6.48	5,787,713	108,449	7.50
Residential real estate	1,486,518	23,001	6.19	2,349,500	40,262	6.85
Total loans and leases	8,066,482	129,554	6.42	8,137,213	148,711	7.31

Total interest-earning assets	10,756,329	164,004	6.10	10,435,357	184,234	7.06

Other assets	1,060,004			947,402

Total assets	$11,816,333			$11,382,759

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,256,210			$1,850,407
Interest-bearing deposits:
Checking	1,059,648	213.08		918,305	451.20
Savings	1,880,170	2,309.49		1,496,279	4,080	1.09
Money market	897,154	1,189.53		930,961	2,640	1.13
Subtotal	3,836,972	3,711.39		3,345,545	7,171.86
Certificates	1,825,466	11,801	2.59	2,181,326	18,153	3.33
Total interest-bearing deposits	5,662,438	15,512	1.10	5,526,871	25,324	1.83

Total deposits	7,918,648	15,512.78		7,377,278	25,324	1.37

Borrowings:
Short-term borrowings	544,136	1,759	1.29	400,590	1,826	1.82
Long-term borrowings	1,962,893	26,969	5.50	2,281,452	32,775	5.75
Total borrowings	2,507,029	28,728	4.58	2,682,042	34,601	5.16

Total deposits and borrowings	10,425,677	44,240	1.70	10,059,320	59,925	2.38

Other liabilities	432,547			409,246

Total liabilities	10,858,224			10,468,566

Stockholders’ equity	958,109			914,193

Total liabilities and stockholders’ equity	$11,816,333			$11,382,759

Net interest income and margin		$119,764	4.45%		$124,309	4.76%

(1)         Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2003			2002
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)

ASSETS

Investments	$120,939	$2,582	4.27%	$155,015	$3,473	4.48%
Securities available for sale	2,185,840	61,247	5.60	1,644,385	53,134	6.46
Loans held for sale	511,400	11,014	4.31	404,959	11,536	5.70
Loans and leases:
Consumer	3,125,941	104,874	6.71	2,574,235	102,001	7.92
Commercial real estate	1,848,090	55,919	6.05	1,706,741	58,551	6.86
Commercial business	453,104	9,856	4.35	437,602	11,651	5.32
Leasing and equipment finance	1,050,325	40,665	7.74	973,613	43,453	8.93
Subtotal	6,477,460	211,314	6.52	5,692,191	215,656	7.58
Residential real estate	1,582,809	49,961	6.31	2,473,813	84,806	6.86
Total loans and leases	8,060,269	261,275	6.48	8,166,004	300,462	7.36

Total interest-earning assets	10,878,448	336,118	6.18	10,370,363	368,605	7.11

Other assets	1,067,955			929,683

Total assets	$11,946,403			$11,300,046

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,170,132			$1,805,543
Interest-bearing deposits:
Checking	1,025,221	517.10		895,903	821.18
Savings	1,861,263	5,927.64		1,370,698	6,498.95
Money market	891,882	2,733.61		940,728	5,300	1.13
Subtotal	3,778,366	9,177.49		3,207,329	12,619.79
Certificates	1,863,092	24,812	2.66	2,197,845	37,205	3.39
Total interest-bearing deposits	5,641,458	33,989	1.20	5,405,174	49,824	1.84

Total deposits	7,811,590	33,989.87		7,210,717	49,824	1.38

Borrowings:
Short-term borrowings	706,035	4,589	1.30	510,685	4,579	1.79
Long-term borrowings	2,021,478	55,364	5.48	2,285,359	65,369	5.72
Total borrowings	2,727,513	59,953	4.40	2,796,044	69,948	5.00

Total deposits and borrowings	10,539,103	93,942	1.78	10,006,761	119,772	2.39

Other liabilities	442,070			380,950

Total liabilities	10,981,173			10,387,711

Stockholders’ equity	965,230			912,335

Total liabilities and stockholders’ equity	$11,946,403			$11,300,046

Net interest income and margin		$242,176	4.45%		$248,833	4.80%

(1)         Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Jun. 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sep. 30, 2002	Jun. 30, 2002
Interest income:
Loans and leases	$129,554	$131,721	$139,807	$145,424	$148,711
Securities available for sale	27,483	33,764	34,324	30,814	28,543
Loans held for sale	5,788	5,226	6,492	4,436	5,216
Investments	1,179	1,403	1,729	1,732	1,764
Total interest income	164,004	172,114	182,352	182,406	184,234
Interest expense:
Deposits	15,512	18,477	21,280	24,282	25,324
Borrowings	28,728	31,225	34,449	34,355	34,601
Total interest expense	44,240	49,702	55,729	58,637	59,925
Net interest income	119,764	122,412	126,623	123,769	124,309
Provision for credit losses	3,127	2,710	4,067	4,071	4,714
Net interest income after provision for credit losses	116,637	119,702	122,556	119,698	119,595
Non-interest income:
Fees and service charges	62,799	54,414	62,359	59,041	57,104
Debit card revenue	14,766	13,233	13,095	12,094	11,771
ATM revenue	11,242	10,415	10,734	12,018	11,744
Investments and insurance commissions	3,760	3,520	4,909	4,272	3,435
Subtotal	92,567	81,582	91,097	87,425	84,054
Leasing and equipment finance	11,457	13,607	11,857	13,136	11,839
Mortgage banking	(4,728)	(430)	1,868	(1,373)	2,826
Other	1,707	2,076	1,524	3,649	3,313
Fees and other revenue	101,003	96,835	106,346	102,837	102,032
Gains on sales of securities available for sale	11,695	21,137	2,830	2,662	—
Gains (losses) on termination of debt	—	(6,576)	—	—	—
Other non-interest income	11,695	14,561	2,830	2,662	—
Total non-interest income	112,698	111,396	109,176	105,499	102,032
Non-interest expense:
Compensation and employee benefits	73,807	76,599	76,314	72,804	72,885
Occupancy and equipment	21,531	21,599	21,799	20,539	20,531
Advertising and promotions	6,443	6,353	5,121	5,640	5,803
Other	34,952	34,199	38,017	35,502	32,911
Total non-interest expense	136,733	138,750	141,251	134,485	132,130
Income before income tax expense	92,602	92,348	90,481	90,712	89,497
Income tax expense	32,311	32,221	30,705	31,845	31,526
Net income	$60,291	$60,127	$59,776	$58,867	$57,971

Net income per common share:
Basic	$.85	$.83	$.83	$.81	$.78
Diluted	$.85	$.83	$.82	$.80	$.78

Dividends declared per common share	$.325	$.325	$.2875	$.2875	$.2875

Financial Ratios:

Return on average assets(1)	2.04%	1.99%	1.97%	2.03%	2.04%
Return on average common equity(1)	25.17	24.70	25.17	25.53	25.36
Average total equity to average assets	8.11	8.06	7.82	7.96	8.03
Net interest margin(1)	4.45	4.45	4.59	4.68	4.76

(1)         Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Jun. 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	Jun. 30, 2002

ASSETS

Cash and due from banks	$349,524	$332,705	$352,540	$330,864	$319,076
Investments	123,028	118,828	154,252	155,171	154,313
Securities available for sale	2,032,384	2,341,002	2,288,409	1,933,846	1,774,182
Loans held for sale	534,435	488,110	552,687	387,134	369,649
Loans and leases:
Consumer	3,203,226	3,047,799	2,933,094	2,765,167	2,627,616
Commercial real estate	1,848,055	1,848,125	1,800,915	1,769,144	1,730,419
Commercial business	467,368	438,681	428,466	438,350	443,596
Leasing and equipment finance	1,061,315	1,039,213	1,025,439	1,009,301	986,082
Subtotal	6,579,964	6,373,818	6,187,914	5,981,962	5,787,713
Residential real estate	1,486,518	1,680,170	1,844,653	2,125,902	2,349,500
Total loans and leases	8,066,482	8,053,988	8,032,567	8,107,864	8,137,213
Allowance for loan and lease losses	(78,074)	(77,509)	(76,280)	(75,510)	(73,721)
Net loans and leases	7,988,408	7,976,479	7,956,287	8,032,354	8,063,492
Premises and equipment	253,759	247,453	239,226	230,392	226,697
Goodwill	145,462	145,462	145,462	145,462	145,462
Deposit base intangibles	6,945	7,362	7,778	8,197	8,617
Mortgage servicing rights	51,913	61,561	63,694	66,406	65,544
Other assets	330,475	358,956	383,817	295,511	255,727
	$11,816,333	$12,077,918	$12,144,152	$11,585,337	$11,382,759

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,041,711	$2,858,113	$2,774,972	$2,676,780	$2,651,200
Savings	2,154,317	2,057,542	2,019,908	1,855,037	1,613,791
Money market	897,154	886,552	885,493	911,317	930,961
Subtotal	6,093,182	5,802,207	5,680,373	5,443,134	5,195,952
Certificates	1,825,466	1,901,136	1,957,574	2,084,474	2,181,326
Total deposits	7,918,648	7,703,343	7,637,947	7,527,608	7,377,278
Short-term borrowings	544,136	869,735	827,590	444,717	400,590
Long-term borrowings	1,962,893	2,080,713	2,265,663	2,275,757	2,281,452
Total borrowings	2,507,029	2,950,448	3,093,253	2,720,474	2,682,042
Accrued expenses and other liabilities	432,547	450,534	462,862	414,820	409,246
Total liabilities	10,858,224	11,104,325	11,194,062	10,662,902	10,468,566
Stockholders’ equity:
Common stock	925	926	926	926	927
Additional paid-in capital	516,853	515,972	518,585	518,246	520,698
Retained earnings	1,164,827	1,125,330	1,087,530	1,050,085	1,014,865
Accumulated other comprehensive income	33,414	40,928	38,265	23,327	13,807
Treasury stock at cost and other	(757,910)	(709,563)	(695,216)	(670,149)	(636,104)
Total stockholders’ equity	958,109	973,593	950,090	922,435	914,193
	$11,816,333	$12,077,918	$12,144,152	$11,585,337	$11,382,759

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF LONG-TERM BORROWINGS
(Dollars in thousands)
(Unaudited)

		At June 30, 2003		At December 31, 2002		At June 30, 2002
	Year of Maturity	Amount	Weighted- Average Rate	Amount	Weighted- Average Rate	Amount	Weighted- Average Rate

Securities sold under repurchase agreements	2005	$200,000	6.26%	$200,000	6.26%	$200,000	6.26%

Federal Home Loan Bank advances	2003	—	—	135,000	5.76	135,000	5.76

January	2004	3,000	4.76	103,000	5.58	103,000	5.58
May	2004	100,000	5.46	100,000	5.46	100,000	5.46
June	2004	—	—	50,000	5.37	50,000	5.37
July	2004	100,000	5.69	100,000	5.69	100,000	5.69
September	2004	150,000	5.74	150,000	5.74	150,000	5.74
October	2004	250,000	5.89	250,000	5.89	250,000	5.89
November	2004	100,000	5.90	100,000	5.90	100,000	5.90
	2004	703,000	5.76	853,000	5.72	853,000	5.72

	2005	246,000	6.02	246,000	6.02	246,000	6.02
	2006	303,000	4.16	303,000	4.30	303,000	4.44
	2009	122,500	5.25	122,500	5.25	122,500	5.25
	2010	100,000	6.02	100,000	6.02	100,000	6.02
	2011	200,000	4.85	200,000	4.85	200,000	4.85
Total Federal Home Loan Bank advances		1,674,500	5.38	1,959,500	5.44	1,959,500	5.46

Discounted lease rentals	2002	—	—	—	—	37,770	7.97
	2003	29,734	6.69	62,461	7.30	55,598	7.74
	2004	39,871	6.51	36,101	7.08	26,877	7.84
	2005	13,404	5.86	9,459	6.88	3,974	7.88
	2006	1,968	5.56	723	6.94	283	6.93
	2007	416	5.20	—	—	—	—
	2008	28	5.20	—	—	—	—
Total discounted lease rentals		85,421	6.44	108,744	7.19	124,502	7.83

Total long-term borrowings		$1,959,921	5.51	$2,268,244	5.59	$2,284,002	5.66

###